                                                                   Exhibit 10.23

                               AGREEMENT TO LEASE

This Agreement to Lease together with its annexures (hereafter the 'AGREEMENT') is made and executed at Gurgaon on this 3rd day of March 2004

                                     BETWEEN

(1) M/S UNITECH BUSINESS PARKS LIMITED, a Company, incorporated under the provisions of the Companies Act, 1956, and having its registered office at 6, Community Centre, Saket, New Delhi-17, and Corporate Office in South City I, Gurgaon, Haryana (hereinafter referred to as the `LESSOR'), which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to include its administrators, executors, successors and assigns), through its Authorized Signatories, (i) Mr. Ramkrishna Sharma (ii)Mr. Jogy P Thomas , appointed vide board resolution/s dated May 26, 2003; the Party of the FIRST PART .

                                       AND

(2) M/S GREENFIELD ONLINE PVT. LTD. a Company registered under the Indian Companies Act, 1956, having its registered office at E-11, Rajouri Gardens, New Delhi (hereinafter referred to as the 'LESSEE'), which expression shall mean and include, unless it be repugnant to the context or meaning thereof, its administrators, executors, successors and assigns, through its authorized signatory, Mr. C K Taneja, appointed vide board resolution dated February 10, 2002; the Party of the SECOND PART.

The LESSOR AND the LESSEE are hereinafter collectively referred to as the 'PARTIES'

WHEREAS

(A) The Lessor is the absolute owner of a plot of land admeasuring 4.39 acres in Sushant Lok, Gurgaon, Haryana-122001.

(B) The Lessor has developed the said plot of land admeasuring 4.39 acres in Sushant Lok, Gurgaon, Haryana by constructing thereon a multi-storied commercial complex under the name & style of `Unitech Trade Centre' (hereinafter referred to as the `SAID COMPLEX') in accordance with the Building Plans approved and sanctioned by the Director, Town and Country Planning, Haryana, Chandigarh.

(C) The Lessee has approached the Lessor to take on lease office space on the First Floor of the Complex, admeasuring 19,253 sq. ft. as more particularly marked in the Annexure I hereto (hereinafter referred to as the "Premises").

(D) The Lessee has represented and warranted to the Lessor that it has the power and authority to take on lease the Premises and to enter into and perform this Agreement.

(E) The Lessor has represented that it has the power and authority to grant the lease and has accepted the proposal of the Lessee to give it on lease the Premises together with the right to use 19 car parking slots, in the upper/lower basement of the complex for a period of three years to coincide with the term of the Lease Agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSETH AS UNDER:

                                    ARTICLE 1
                                      LEASE

1.1 The Lessor hereby agrees to give on lease to the Lessee and the Lessee hereby agrees to take on lease from the Lessor the premises i.e. the office space admeasuring 19,253 sq. ft. of super built - up area on the First floor, Unitech Trade Centre, Sushant Lok, Tehsil and District Gurgaon, Haryana-122001, as detailed and marked in the Annexure I hereto, subject to the mutual rights and obligations as contained in this Agreement.

1.2 The Lessor further agrees to allot and give the right to Lessee to use car-parking space for 19 cars earmarked in the basement during the term of this lease free of cost. The Lessor also agrees to give the undivided rights to use to the Lessee of all the common areas in the Complex along with other occupants of the Said Complex.

                                    ARTICLE 2
                              TERM OF THE AGREEMENT

2.1 The Agreement shall commence from the date of signing of this Agreement("Lease Commencement Date") and which, shall continue to be in force and binding between the Parties for a initial period of three years (hereafter referred to as the 'LEASE PERIOD'). The same can be renewed for another two term of three years each at the Lessee's discretion by providing Lessor with notice of its intention to renew the Lease, 90 days prior to expiration of the then existing Term. Each renewal will be on the same terms and conditions as contained in this lease with an escalation in Rent and Security Deposits by 12%. A fresh lease agreement shall be executed upon every such renewal.

2.2 It is agreed between the Parties that the said Lease Period of 3 (three) years shall be regarded as the lock-in-period, wherein the lease cannot be terminated by the either Party before the expiry of three years, subject however to Lessor's right and remedies as provided in Article 11. If the Lessee surrenders the Premises before the expiry of initial 3 (three) years from the date of commencement of the lease, the Lessee shall be liable to pay rental for the entire lock-in period of 3 (three) years. In the event the Lessee wishes to discontinue / terminate the lease anytime beyond the first three-year period, the Lessee shall be at liberty to do so. However, any such termination by the Lessee during any renewed term of Lease shall be upon serving three months' written notice to the Lessor.

                                    ARTICLE 3
                                RENT AND SECURITY

3.1 In consideration of the Lessor agreeing to lease out to the Lessee the Premises, the Lessee shall pay the Lessor rent @ Rs. 38/- per sq. ft. per month) on the super area i.e. Rs. 7,31,614/- (Rupees Seven Lacs Thirty One Thousand Six Hundred and Fourteen Only) per month for the initial period of three years in respect of the Premises. It is clarified that the above rental shall include the cost of doing false ceiling, false ceiling lighting, a/c ducting , fire sprinkler and cement screeding, subject to a maximum expense cap of Rs.225/- per sq. ft. on the super area, which shall be provided by the Lessor in the Premises.

3.2    The rent for the Premises shall commence from July 01, 2004.

3.3 In the event the lease is extended for a further period of three years, the increase in the Rent and Security Deposits shall be 12% (Twelve percent) over the rent of the preceding term.

3.4 The rent and the other charges in respect of the Premises as specified in this Agreement shall be paid monthly in advance on or before the 7th of each calendar month in respect of the month for which the rent is due. Any delay in payment of rent by the due date shall attract levy of interest @ 18% p.a. for the period of delay, which shall also be payable by the Lessee to the Lessors.

3.5 In addition to the monthly rent payable, the Lessee agrees to pay and shall always maintain with the Lessor as Interest Free Refundable Security Deposit (herein referred to as the `Security Deposit'), an amount that shall always be equivalent to 6 (six) months rent of the said Premises. The Security Deposit payable by the Lessee to the Lessor for the Lese Period shall be a sum of Rs.43,89,684 /- (Rupees Forty Three Lacs Eighty Nine Thousand Six Hundred Eighty Four Only).

3.6 That the Lessee has paid unto the Lessor a sum of Rs. 21,94,842/-, equivalent to three months of Rent towards part of the Security Deposit and the balance of the Security Deposit, equivalent to Rs. 21,94,842/- shall be payable at the time of signing and execution of this Agreement.

3.7 Upon increase in rent by 12% in the renewed periods, the aforesaid Security Deposit shall automatically stand increased from the first month of renewed period so as to be always equal to Six months of the corresponding rent. The

       Lessee along with the rent shall pay the increased amount of Security Deposit upon each renewal of Lease.

3.8 The entire amount of Security Deposit paid by the Lessee during the lease period shall be kept by the Lessor which shall be refunded by the Lessor to the Lessee without any interest upon the Lessee surrendering peaceful, vacant and physical possession of said premises, free from all encumbrances, upon expiry or earlier termination of this Lease, subject to adjustment of arrears of rent and any other sums due and payable under this Agreement, if any.

3.9 The rent payable by the Lessee to the Lessor shall also be subject to statutory deductions.

3.10 If the Lessee vacates the Premises upon termination or expiry of this Agreement after serving the due notice as prescribed, and the Lessor fails to refund the Security Deposit to the Lessee simultaneously with the Lessee handing over the vacant possession of the Premises to the Lessor, the Lessor shall, on the unpaid Deposit, pay to the Lessee an interest @ 18% per annum from the date on which the Security Deposit becomes due for refund till the date of actual payment.

                                    ARTICLE 4
                                   MAINTENANCE

       The Lessee hereby agrees that it shall simultaneously enter into a separate Maintenance Agreement with the maintenance agency for the maintenance of the Premises and the Common Areas of the Said Complex. In the event the Maintenance Agreement is not signed within one week of signing of the Agreement; the Lessor shall have the right to terminate the Agreement in terms of clause 11 of the Agreement. The said Maintenance Agreement shall form part of the Agreement and is annexed hereto as Annexure `II', and the Lessee hereby undertakes to abide with all the terms and conditions stipulated therein

                                    ARTICLE 5
                     REPRESENTATION AND OBLIGATION OF LESSOR

5.1 That the Lessor is the absolute owner of the Premises and is in peaceful possession of the same, free from all encumbrances and direct litigation on the Premises.

5.2    That the Lessor has the power and authority to grant the lease.

5.3    That the Premises can be used for office purposes.

5.4 That the Premises have been constructed in accordance in accordance with the approved building Plans and that the Lessor is not in breach of any statutory / municipal regulation with respect to the Premises.

5.5 That the Lessor shall not hold the Lessee responsible for any previous dues, taxes, levy, etc., if any due upon the Lessor prior to the execution of this Agreement.

5.6 For the purposes of this Lease, the Lessee may take possession of the Premises immediately upon the execution of this Agreement to Lease by both parties.

5.7 The Lessor shall permit the Lessee to carry out at the cost of the Lessee, but without in any way damaging the main structure of the Premises, internal partitions and other internal alterations and additions which are not visible from outside, as may be necessary for the business of the Lessee provided that such internal alterations or additions shall not be in violation of any local laws, bye laws or regulations.

                                    ARTICLE 6
                               TITLE AND OWNERSHIP

6.1 Save as otherwise provided in this Agreement, no right, title or interest in the Premises shall pass to the Lessee by virtue of these presents. The Lessee shall at no time contest or challenge the Lessor's sole and exclusive right, title and interest in the Premises.

6.2 The Lessee also agrees and undertakes not to sell, assign or sublet the Premises or otherwise encumber or suffer a lien thereon without the prior consent of the Lessor in writing. However, the Lessee has the right to sublet the Premises in full thereof to a party, who would be bound under the same terms and conditions as stated in this Lease. A written permission shall be obtained before the subletting the premises and the Lessor shall not withhold such permission unreasonably. The Lessee shall, however, remain solely responsible for the rental payments, title and session to the Lessor.

6.3 Conditional upon the Lessee's compliance with and fulfillment of the term and conditions of this Agreement, the Lessee shall have the right to have exclusive peaceful possession of the Premises for the full term of the Agreement.

                                    ARTCLE 7
                    REPRESENTATIONS AND OBLIGATIONS OF LESSEE

7.1 The Lessee shall pay to the Lessor rent and all other sums payable under this Agreement not later than the 7th day in advance. In the event of any delay the Lessee shall be liable to pay interest @18% per annum on all amounts due and payable by the Lessee under this Agreement.

7.2 It is clearly understood by the Parties that currently there are no municipal taxes or levies payable with respect to the said Premises. If any municipal taxes or levies are levied by local or state authorities with respect to the said Premises the same shall be borne by the Lessee. However liability of the Lessee to pay such tax or levy shall be from the Lease Commencement Date.

7.3 To pay by the due date meter, hire and electricity charges as recorded in the meter and water charges pertaining to the aforesaid premises. In the event of there being common meter for common services the Lessee shall jointly with other occupants of the Said Complex shall pay within 7 (seven) days from the date of the bill to the Lessors the proportionate cost of water and electricity charges calculated on the super built-up area of the Premises.

7.4 To carry out day-to day maintenance of the internal of the Premises at its own cost.

7.5 To permit the Lessors and their representative at all reasonable hours, after prior notice of 24 hours to enter into the Premises for the purpose of inspection or maintenance of services or for any other purpose.

7.6 The insurance of the interiors of the Premises shall be the responsibility of the Lessee and the Lessor shall not in any case be liable for any damage or loss occurred to the interiors or articles within the premises.

7.7 To use the Premises for office purposes only and not to carry on or permit to be carried on in the Premises or in any part thereof any activities which shall be or are likely to be unlawful, obnoxious or of nuisance, annoyance or disturbance to other tenants/ occupants in the Complex.

7.8 It is agreed by the Lessee not to keep or store any goods of hazardous or combustible nature or otherwise so as to affect the construction or the structure of the Complex.

7.9 To display name and address of its office only at such place(s) at designate places and in the manner as may be permitted by the Maintenance Agency and not to do any act in this respect, which is contrary to the terms and condition of the maintenance agreement.

7.10 The Premises shall be used only by the Lessee for its own, associates, subsidiaries, group companies and affiliates office purposes and the Lessee undertakes that it shall not assign, transfer, mortgage, sublet or grant leave and license or transfer or part with or share possession in any manner whatsoever, of any portion of the Premises, with any other party without the prior written consent of the Lessor, and further undertakes to produce relevant documents to substantiate the group companies, subsidiaries etc.

7.11 The Lessee shall not make any structural additions or alterations in the Premises unless specifically allowed by the Lessor, and if any structural addition or alteration are permitted then the Lessee shall make sure that upon vacating the premises, the Lessee shall remove all such fittings and alterations and restore the Premises in its original condition except reasonable wear and tear.

                                    ARTICLE 8
                                    INDEMNITY

       The Lessee acknowledges that the Lessor shall not be liable to the Lessee for any special, consequential or indirect loss arising out of this Agreement and undertakes to indemnify and hold harmless the Lessor against any such loss. The Lessee shall indemnify the Lessor against all arrears of rent and any other sum due and payable by the Lessee if the total sum of such arrears and dues of the Lessee is in excess of the amount deposited as the Security Deposit.

                                    ARTICLE 9
                                   INSPECTION

9.1 The Lessor or its designated representative shall have the right from time to time during the normal business hours on any working day with prior notice of atleast 24 hours in writing to the Lessee, except in cases of emergency, to enter upon the Premises for the purpose of inspecting the service and maintenance in the Premises.

9.2 The Lessee shall permit the Lessor or its authorized representative to enter into the Premises with prior notice of atleast 24 hours in writing to the Lessee, except in cases of emergency to check for the compliance with the Agreement.

                                   ARTICLE 10
                                     GENERAL

10.1   STAMP DUTY

       The Agreement for the Premises shall be registered and the charges pertaining to the stamp duty shall be borne by the Lessee.

10.2   ASSIGNMENT/ SALE

       The Lessor shall have the right to sell or transfer the Premises, in part or in full, during the period of lease to any third party(s). However, the Lessor shall ensure that the third party(s) shall be bound by and adhere to the terms and conditions of the Agreement to ensure uninterrupted and peaceful enjoyment of the Premises by the Lessee for the period of lease and any renewal periods.

10.3   FORCE MAJEURE

       The Parties shall not be held responsible for any consequences or liabilities under this Agreement by reason of restrictive Governmental Laws or Regulations, riots, insurrection, terrorist action, natural calamity, and acts of God etc. Subject to what is stated hereinafter in this Clause, the term of this lease shall automatically stand extended during the operation, occurrence or continuance of Force majeure circumstance(s), provided however,that if, on account of Force Majeure as aforementioned the Lessee is unable to fully use or enjoy the Premises herein demised for a continuous period of 90 days, then the Lessee may in its sole discretion terminate or continue with this lease. No rental, maintenance shall be due during any period where Lessee cannot fully use or enjoy the Premises due to a Force Majeure. However inability to pay rents, for any reason whatsoever, shall not constitute an event of Force Majeure.

10.4   ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the Parties and revokes and supersedes all previous agreements between the Parties, if any, concerning the matters covered herein whether written oral or implied. The terms and condition of this Agreement shall not be changed or modified except by written amendments duly agreed between the Parties.

                                    ARTICLE 11
                                   TERMINATION

11.1   The Parties may terminate this Agreement in the following manner:

11.1.1 By the Lessor upon happening of Events of Default of Lessee

11.1.2 By either Party upon the other committing any material breach of the terms and conditions of this Agreement, which breach remains uncured for more than 30 days after proper notice from such Party.

11.1.3 The execution or performance of this Agreement, by the Lessor or the Lessee, is contrary to applicable law.

11.2   EVENTS OF DEFAULT:

       An event of default by Lessee shall occur hereunder if:

11.2.1 The Lessee fails to pay any of the lease rentals or part thereof or other payment required hereunder when due and such failure continues for a period of 30 days after written notice is sent to the Lessee;

11.2.2 Upon Lessee committing any material breach of the terms and conditions of this Agreement, which breach remains uncured for more than 30 days after proper notice from the Lessor.

11.2.3 The Lessee fails to pay any of the maintenance charges or part thereof or other payment required in the maintenance agreement when due and such failure is not cured by the Lessee as provided therein. It is also agreed between the Parties that termination of the maintenance agreement shall be simultaneous with this Agreement and in accordance with the terms and conditions stipulated therein.

11.2.4 The Lessee omit to perform, observe any covenant or condition to be observed and performed of this Agreement and shall continue to do so or does not remedy the breach within thirty (30) days after written notice received in respect thereof;

11.2.5 The Lessee transfers or part with possession or sublets, without the permission of the Lessor as provided for in Section 6.2, or encumbers or creates any lien or endangers the Premises;

11.2.6 The Lessee becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, with regard to the said Premises;

11.2.7 Shall be in default under any other agreement executed with the Lessor and / or such default is continuing and not cured.

11.3   REMEDIES

       Upon the occurrence of any Event of Default and at any time thereafter, in addition to the right available to the Lessor in the Agreement here in above, the Lessor shall declare all sums due and to become due hereunder for the full term of the lease, immediately due and payable by the Lessee and upon the Lessee failing to make the said payment within 30 days thereof, Lessor may, at its sole discretion to do the following:

11.3.1 The Lessor may forthwith re-enter upon the Premises or any part thereof and this Agreement shall thereupon stand determined but without prejudice to any claim, which the Lessor may have against the Lessee in respect of any breach, non-performance or non- observance of the covenants or conditions herein contained.

11.3.2 The Lessor may adjust all moneys including unadjusted advance rentals deposited by the Lessee under this Agreement against all sums due to the Lessor including interest, damages, etc. However, if the arrears of rent and any other sum due and payable by the Lessee exceed the amount deposited as security, then the Lessee shall pay / indemnify the Lessor as per the clause 8 of the Agreement.

                                   ARTICLE 12
                                      COSTS

       The Lessee shall be liable for all legal fee and other cost and expenses, as determined by the Arbitrator / Courts, resulting from the foregoing defaults of the Lessee as mentioned in the clause 7 above.

                                   ARTICLE 13
                                     WAIVER

       Any expressed or implied waiver by the Lessor of any default shall not constitute a waiver of any other default by the Lessee or a waiver of any of the Lessor's right. All original rights and powers of the Lessor under this Agreement will remain in full force, notwithstanding any neglects, forbearance or delay in the enforcement thereof by the Lessor, and the Lessor shall not be deemed to have waived any of the Lessor's rights or any provision of this Agreement or any notice given hereunder unless such waiver be provided in writing by Lessor and any waiver by the Lessor of any breach by the Lessee of the Agreement shall not be deemed a waiver of any continuing or recurring breach by the Lessee of the Agreement.

                                   ARTICLE 14
                         APPLICABLE LAW AND JURISDICTION

16.1 This Agreement shall be construed and the legal relations between the Parties hereto shall be determined and governed according to the laws of India.

16.2 That the Civil Courts at Gurgaon and Punjab & Haryana High Court at Chandigarh alone shall have jurisdiction in all matters arising out of and/or concerning this transaction.

                                    ARTICLE 15
                                   ARBITRATION

15.1 All disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement shall be mutually discussed and settled between the Parties.

15.2 All disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement, which cannot be amicably settled, shall be finally decided by arbitration to be held in accordance with the provisions of the Arbitration and Conciliation Act, 1996. Any arbitration pursuant hereunder shall be a domestic arbitration under the Applicable Law.

15.3 The venue of arbitration shall be Gurgaon or such other place as may be mutually agreed between the Parties and the language of arbitration shall be English.

15.4 The arbitration shall take place before three arbitrators, one to be appointed by each Party and a presiding arbitrator to be appointed by the said two Arbitrators, within thirty days of the invocation of the arbitration. The award shall be rendered in English Language.

                                   ARTICLE 16
                              NO PARTNERSHIP/AGENCY

       Nothing in this Agreement shall be construed as creating a partnership or joint venture between the Lessee and the Lessor. Neither party will be deemed to be an agent of the other party as a result of any act under or related to this Agreement, and will not in any way pledge the other Party's credit or incur any obligation on behalf of the other Party.

                                   ARTICLE 17
                                     NOTICE

       Any notice to be served on either of the Parties by the other shall be sent by prepaid recorded delivery or registered post or by fax at the address shown at recital of the Agreement and shall be deemed to have been received by the addressee within 72 hours of posting or 24 hours if sent by fax or by electronic mail.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET THEIR HANDS AND SEAL TO THESE PRESENTS ON THE DAY, MONTH AND YEAR FIRST ABOVE WRITTEN IN THE PRESENCE OF THE FOLLOWING WITNESSES :

SIGNED, SEALED & DELIVERED
For & on behalf of

LESSEE /                                        LESSOR /
SECOND PARTY                                    FIRST PARTY




AUTHORISED SIGNATORY                            AUTHORISED SIGNATORY

Witnesses :

Annexure I

Office Hall Carpet                  -       4412.395 SQM
Toilet Carpet                       -       32.475 SQM
AHU'S/ELEC. CARPET                  -       51.897 SQM
STAIR CASE CARPET                   -       33.33 SQM
                                            ---------
TOTAL CARPET AREA                   -       1530.097 SQM
                                            ------------

AREA UNDER WALLS/COL.
LIFTS & SHAFTS                      -       147.093 SQM
TOTAL PLATE BUILD-UP
AREA                                -       1677.190 SQM  - (A)
C2 COMMON CIRCULATION
LOADING OF THE COM. CIR. FOR THE    -       111.415 SQM  - (B)
PLATE @ 6.643% OF 1667.190 SQM

TOTAL SALEABLE AREA = A+B= 1788.605 SQM

                                   19253 SQFT

                              SUPER AREA 19253 SQFT

ANNEX II

                       MAINTENANCE AND SERVICES AGREEMENT
                              UNITECH TRADE CENTRE

This Agreement of Maintenance and Services (hereafter referred to as the 'AGREEMENT') is made at Gurgaon on this 3rd day of March 2004.

BETWEEN

M/S UNISING PROJECTS PVT. LTD., a company incorporated under the provisions of Companies Act, 1956, and having its registered office 6, Community Centre, Saket, New Delhi - 110 017 (hereinafter referred to as the `MAINTENANCE AGENCY' which expression shall, unless it be repugnant to the subject or context, include its executors, administrators, successors and assigns) through Mr. Ramkrishna Sharma and Mr. Jogy P. Thomas duly authorised to sign this Agreement, on the FIRST PART.

AND

M/s GREENFIELD ONLINE PVT. LTD. Company incorporated under the provisions of the Companies Act, 1956 and having its registered office E-11, Rajouri Gardens, New Delhi through its authorised representative Mr. C K Taneja (hereinafter referred to as the 'OCCUPANT', which expression shall, unless it be repugnant to the subject or context, include its executors, administrators, successors and assigns) of the SECOND PART.

The Maintenance Agency and the Occupant are hereinafter collectively referred to as the 'PARTIES'.

WHEREAS M/S UNITECH BUSINESS PARKS LTD. (HEREINAFTER REFERRED TO AS THE Developer) has developed the plot of Land admeasuring 4.39 acres in Sushant Lok, Gurgaon, Haryana- 122001, by constructing thereon a Commercial Complex called `Unitech Trade Centre' (hereafter referred to as the `COMPLEX') in accordance with the Building plans as approved by the Director, Town & Country Planning, Government of Haryana, Chandigarh.

AND WHEREAS the Developer has appointed the Maintenance Agency to undertake operations maintenance of common areas and services, in the Complex.

AND WHEREAS the Maintenance Agency, may in its discretion appoint another entity as the `PROPERTY MANAGER' of the Complex for the purposes of maintaining the buildings structures and various services & equipment in the Complex (hereafter referred to as the `SERVICES') the details whereof are described in Article 4. In the absence on any such Property Manager, the Maintenance Agency shall be deemed to be the Property Manager.

AND WHEREAS the Occupant has taken on lease a total of 19,253.sq.ft. of super area on First Floor in the Complex (hereinafter referred to as the 'PREMISES') vide lease agreement dated 3rd March 2004(hereinafter referred to as the "LEASE AGREEMENT").

AND WHEREAS the Maintenance Agency has agreed to provide Services to the Occupant in terms of this Agreement.

NOW THEREFORE, THIS AGREEMENT WITNESSETH AS UNDER:

                                    ARTICLE 1
                                   DEFINITION

      'AGREEMENT' shall mean the Agreement of Maintenance and Services, which is entered into between the Maintenance Agency and the Occupant;

      `BUYER ASSOCIATION' shall mean an association of the Owners of the Complex constituted for the purpose of upkeep, welfare and maintenance of the Services in the Complex.

      'COMMON AREAS' shall mean the areas in the complex, which are used by all the occupants for common use;

      `COMMON EQUIPMENT' shall mean and include all the equipment in the Complex used by and for the purpose of all the occupants of the Complex.

      'DATE OF POSSESSION' shall mean the date of execution of this Agreement;

      `MAINTENANCE ADVANCE' shall mean interest free payment by the Occupant equivalent to six months Maintenance Charges payable by the Occupant at the time of signing of this Maintenance Agreement.

      `MAINTENANCE CHARGES' shall mean the charges calculated in terms of clause 5 of this Agreement and payable by the Occupant, to the Maintenance Agency.

      'SERVICES' shall mean the operation and maintenance of various common services, facilities and common equipment provided by the Maintenance Agency in terms of Article 4 of the Agreement.

      `SUPER AREA' shall mean and include the covered area, inclusive of the area under periphery walls, area under the columns and walls, area utilized for the Services viz. area under staircases, circulation area, walls, lifts, shafts, passages, corridors, lobbies and refuge areas.

      `SINKING FUND' shall mean the funds collected by the Maintenance Agency and used as and when required towards the cost of replacement, refurbishing, major repairs etc. of the Complex, plants and equipment installed in the Complex and shall be included in the Maintenance Charges.

                                    ARTICLE 2
                                   MAINTENANCE

2.1 That the Maintenance Agency and its appointed Property Manager hereby agrees to maintain the Common Areas of the Complex and operation of various facilities and shall provide the Services to the Occupant in terms of Article 4 of the Agreement.

2.2 It is agreed between the Parties that the indivisible Super Area shall be taken for the purpose of calculating the Maintenance Charges in respect of the Premises.

2.3 The Maintenance Agency agrees that it shall provide Services, from the Date of Possession for operation of the Premises.

                                    ARTICLE 3
                                      TERM

      It is agreed between the Parties that the Agreement shall continue to be in force for a period as agreed to in the Lease Agreement with a renewal option on the terms and condition as agreed therein between the parties to the Lease Agreement.

                                    ARTICLE 4
                                    SERVICES

4.1 The Maintenance Agency and its appointed Property Manager shall provide the Occupant the following Services:

4.1.1 Operation & maintenance of uninterrupted power supply, air-conditioning system, plants, fire fighting system, lifts in running condition, other electrical & mechanical equipment systems as installed by the Maintenance Agency in the Complex, electric sub-station connected with the supply of electrical energy and all other equipment installed by the Maintenance Agency for the provision of common services in the Complex.

4.1.2 COMMON AREAS MAINTENANCE SERVICES:

      These relate to operation and maintenance of Common Areas, basement, parkings, terraces and refuge areas etc.

4.1.3 OPERATION & MAINTENANCE SERVICES LOCATED IN THE BASEMENT:

      These services shall include operation and maintenance of basement services, such as, electric sub-station, pumps, and fire fighting rooms, transformers, DG sets, water tank and other services including parking areas in the basement.

4.1.4 OPEN AREA MAINTENANCE SERVICES:

      These services relate to operation and maintenance of open spaces within the Complex, such as, maintenance of compound wall, landscaping, electrification, water supply, sewerage, roads, paths and other services etc. within the Complex.

4.1.5 Security services for common areas and basement in the Complex

4.1.6 Insurance of structure and common plants & equipment in the Complex. However, insurance of interiors of the Premises or any articles kept or stored therein is the responsibility of the Occupant. It is also the responsibility of the Occupant to insure its employees.

4.1.7 Maintenance of common facilities and operation & maintenance of equipment for provision of all common services to be provided in the Complex.

4.2 It is agreed between the Parties that the maintenance inside the Premises shall be the sole responsibility of the Occupant / Owner.

                                    ARTICLE 5
                               MAINTENANCE CHARGES

5.1 In consideration of the Services provided by the Maintenance Agency and its appointed Property Manager in terms of the Article 4, the Occupant shall be liable to pay the Maintenance Agency for common area pertaining to the Premises, being used on 24 x 7 x 365 basis, the monthly Maintenance Charges calculated @ Rs. 21/- per sq ft. per month, for the period of one year from the date hereof, subject however to any increase in the cost of Diesel and electricity, which increase shall be borne solely by the Occupant, on pro-rata basis. However upon expiry of one year from the date hereof, the Maintenance Charges shall be calculated in accordance with
      Article 5.4 hereof. The aforesaid maintenance charges shall commence from 1st May 2004 or from date of commencement of operations by the Occupant whichever is earlier("maintenance commencement date"). Maintenance for the first year of the Agreement is capped at @ Rs. 21/- per sq ft. per month, but may be lower in accordance with the calculation contained in Article 4.

5.2 That thereafter Maintenance Agency in order to ensure the quality of the Services and to meet the increased cost shall have the right to increase or revise the

      Maintenance Charges after informing the occupant. The calculation of the billing shall be done on the basis of actual cost +20%.

5.3 The Maintenance Charges payable by the Occupant shall include all the charges in providing Services to the Occupant but not limited to the following:

      (a) Open Area Maintenance Charges: These charges relate to maintenance of compound wall, landscaping, electrification, water supply, tube well, sewerage, roads, paths and other services etc. within the Complex.

      (b) Common Areas Maintenance Charges: These charges relate to maintenance of Common Areas, basement, parking, terraces, refuge areas, lifts, fire fighting equipment and other services etc. inside the Complex.

      (c) Maintenance Charges of Basement and Services in the Basement: These charges shall relate to maintenance of basement which include electric sub-station, pumps, fire-fighting rooms, transformer, DG sets, water tanks and other services.

      (d)   Charges for security services.

      (e) Charges for operation and maintenance of all Common Equipment including electro-mechanical equipment and /or any other equipment installed for rendering Services which shall include central air conditioning plants / equipment, generators, lifts etc. in the Complex.

      (f) Charges of electricity for the parking area and external Common Areas etc.

      (g) Meter hire charges and a minimum demand charge if the consumption falls below the minimum demand as per the applicable schedule tariff.

      (h)   Charges of maintenance for landscaping of open areas in the Complex.

      (i)   Charges for cleaning, painting and replacement in Common Areas.

      (j) Charges for administrative staff and the maintenance staff in the Complex.

      (k)   Charges for diesel and lubricants for DG sets for common areas.

      (l)   Charges for replacements / refurbishing.

      (m)   Charges for insuring the Complex, building shell & Common Equipment.

      (n)   Sinking fund.

      (o) Other necessary / ancillary expenses incurred in providing the Services.

5.4 The calculation of maintenance charges to be billed to the Occupant shall be done in the following manner:

            A) Cost of entire maintenance services provided by the Maintenance Agency per month;

      Add.  B) -  Total cost of electrical energy for the Complex as per the bill paid to Dakshin Haryana Bijli Vitran Nigam (DHBVN) by the Maintenance Agency and the cost of operation and maintenance of DG Set(s) including fuel, etc. per month;

      Less  C) -  Amount due from the Occupants whether received or not by the
                  Maintenance Agency in respect of electricity bills paid by them for consumption of electrical energy inside their Premises based on meter reading every month.

      Less. (D)-  Cost of any maintenance service exclusively rendered to and borne by any Occupant / Owners.

            The resultant total shall be divided by the total occupied Super Area of the Said Complex to arrive at actual charges per Sq.ft. per month for the Super area which shall be multiplied by 1.2 times to arrive at the cost for the maintenance charges per sq. ft. per month of Super Area. The Maintenance charges to be paid by any individual Occupant would be calculated after multiplying the total super area of the Premises occupied by it with the Maintenance Charges per sq. ft. per month.

            Actual Cost / Sq. Ft./ month  =      A + B - C - D
                                                 -------------

                                            Total occupied Super area

      Maintenance Charges = 1.2 x Actual Cost / sq. ft. / month.

      The calculations for the Maintenance Charges / Rate shall be reviewed once every six months or in the interim, if there is any escalation / change in the rates of the electricity / fuel / labour etc.

      The Maintenance Agency agrees to provide the Occupant the details of any interim deviation in the Maintenance Charges.

                                    ARTICLE 6
                               MAINTENANCE ADVANCE

      The Occupant hereby agrees that it shall pay the Maintenance Agency the Maintenance Advance of Rs.24,25,878/-. This interest free Maintenance Advance shall be adjusted by the Maintenance Agency equally in the monthly Maintenance Charges payable by the Occupant over the lease period starting from the maintenance commencement date.

      However, after the expiry of three years, a fresh Maintenance Agreement shall be signed. Further the maintenance advance at the prevalent rates shall be payable by the Occupant in pursuance to such agreement.

                                    ARTICLE 7
                                    PAYMENTS

7.1 The invoices regarding the Maintenance Charges shall be raised by the Maintenance Agency, in advance, every month except the electricity bills, which shall be billed on the basis of actual consumption, based on the meter reading of the previous month. The bill for consumption of electrical energy inside the Premises, as indicated above, shall be billed separately along with the bill for Maintenance Charges. The bill shall also include (pro-rata) meter hire charges and (the pro-rata differential) a minimum demand charge, if the consumption falls below the minimum demand as per applicable schedule tariff.

7.2 The payments made by the Occupant shall always be made in full and no part payment shall be acceptable.

7.3 The Services shall only commence after the Occupant makes the payments as mentioned in this Article.

7.4 The Maintenance Charges shall be payable by 7th of every month and if there is any delay in the payment of the Maintenance Charges, the Maintenance Agency shall charge interest @18% p.a. for the period of delay. However, no notice for delay shall be served on the Occupant and the bill itself shall be regarded as the notice.

7.5 All the payments made by the Occupant shall be made through crossed cheque or demand draft drawn in favour of the Maintenance Agency payable at Gurgaon, Haryana.

7.6 In the event there is any discrepancy in the accuracy of the bill, it is agreed by the Occupant that it shall intimate the Maintenance Agency within seven days of the receipt of the invoice of such discrepancy. If such intimation is not received by the Maintenance Agency within such period from the Occupant it shall be deemed that there is no discrepancy and the Occupant shall be liable to pay such amount. However, if the Occupant identifies any discrepancy at any later stage during the lease period after the Occupant makes the payment of the bill to the Maintenance Agency, the Maintenance Agency shall adjust such amount in the subsequent bill.

7.7 Notwithstanding the aforesaid clause, if the Occupant does not pay the Maintenance Charges, the Maintenance Agency has the discretion to discontinue all the services to be provided in the Premises and any dispute thereof shall be settled in terms of the Article 12 of the Agreement.

7.8 In case the Occupant wishes to restore the services by paying the bills, the Maintenance Agency shall do so on the payment of actual restoration charges as per the bill raised by the Maintenance Agency to Occupant along with the interest @18% p.a. on the outstanding amount.

                                    ARTICLE 8
             REPRESENTATION AND OBLIGATION OF THE MAINTENANCE AGENCY

8.1 The Maintenance Agency hereby represents that it shall maintain an adequate and proper central air-conditioning system / heating facilities, power backup for uninterrupted power supply in the Premises and the lift in running condition.

8.2 The Maintenance Agency shall maintain the elevators installed in the Complex and make those available for use of the Occupant in accordance with the provisions of this Agreement except to the extent of interruption caused by unavoidable mechanical defect or electrical failure or for reasons beyond the control of the Maintenance Agency.

8.3 In the event of any mechanical defect or electrical failure, the Maintenance Agency shall make all reasonable efforts to rectify the same at the earliest. In the event the failure is not rectified for more than 72 hours the Maintenance Agency shall make alternate arrangements for the Occupant.

8.4 The Maintenance Agency shall be responsible to meet all obligations, relating to local laws applicable to them including labour laws.

                                    ARTICLE 9
                                   TERMINATION

9.1   The Agreement shall stand terminated if any of the following occurs:

9.1.1 Upon taking over the Maintenance Services of the Complex by the Buyers Association, (hereafter referred to as the `ASSOCIATION') which shall be responsible for the maintenance and providing Services to the occupants. In the event of termination, the Maintenance Agency hereby agrees that it shall transfer all the unadjusted Maintenance Advance of the Occupant with the Association after adjusting any amount due to it from the Occupant under this Agreement.

9.1.2 Upon the termination of the Lease Agreement it is agreed between the Parties that termination of the Lease Agreement and this Agreement shall be simultaneous and in accordance with the terms and conditions stipulated therein.

9.1.3 The Occupant shall ensure that on termination or expiry or extension of the Lease Period, the Occupant shall issue three months notice to the Maintenance Agency for discontinuing or for continuing the Services. However, the Occupant agrees to pay Maintenance Charges in full for such notice period.

                                   ARTICLE 10
                                     GENERAL

10.1  AUDIT

      At the end of each financial year, the Maintenance Agency shall get its project accounts audited and the expenses incurred would form basis of the estimates for billing in the subsequent financial year. In case, there is any deficit, the same shall be recovered proportionately in the subsequent bills and in case of excess the same shall be adjusted in subsequent bills. Or if the Agreement has been terminated, such excess shall be paid back to the Occupant subsequently after audit, subject to payment of all other dues by the Occupant.

10.2  ASSIGNMENT

      If required, the Maintenance Agency shall have the powers to appoint outside agencies under separate Agreements for providing services in the Complex. It is also agreed between the Parties that the Maintenance Agency can out source the entire maintenance services to any private agency.

      Upon sub-lease, if any, of the Premises by the Occupant, such sub-lessee shall also enter into a similar Maintenance Agreement with the Maintenance Agency.

10.3  INDEMNITY

      In the event of any damage / breakage caused by the Occupant or its agents/ its visitors to any structure / equipment in the Complex, the Occupant shall forthwith reimburse costs in connection with the replacement / rectification and shall keep indemnified the Maintenance Agency in this respect.

10.4  FORCE MAJEURE

      Failure on the part of either Party to perform any of its obligations shall not entitle the other party to raise any claim against the other party to the extent that such failure arises from an event of Force Majeure. If through Force Majeure the fulfillment by either party of any obligation set forth in this Agreement will be delayed, the period of such delay will not be counted on in computing periods prescribed by this Agreement. Any party failing to perform its obligations under this Agreement because of Force Majeure shall give notice in writing to the other party of such Force Majeure as soon as possible after the occurrence. Force Majeure will include any war, civil commotion, strike, governmental action, lockout, accident, epidemic or any other event of any nature or kind whatsoever beyond the control of the Parties that directly or indirectly hinders or prevents the Parties from commencing or proceeding with consummation of the obligations as contemplated hereby. It is agreed between the Parties that lack of funds shall not in any event constitute or be considered an event of Force Majeure. Any party hereto who fails because of Force Majeure to perform his obligations hereunder will upon the cessation of Force Majeure, take all reasonable steps within his power to resume with the least possible delay of compliance with his obligations. If the condition of force Majeure shall continue for a period exceeding two (2) months, then the Parties shall meet to decide upon the future performance of the Agreement. If the Parties are unable to agree upon a plan for future performance then the Agreement shall be terminated upon notice of either party to the other, on the sixtieth day after the notice is given. No Maintenance payments shall be due during any such period of interruption.

10.5  WAIVER

      The failure of the Parties to enforce at any time or for any period of time any provision hereof shall not be construed to be a waiver of any provision or of the right therefor to enforce any or each and every provision of this Agreement.

10.6  ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement between the Parties and revokes and supersedes all previous agreements between the Parties, if any, concerning the matters covered herein whether written oral or implied. The terms and condition of this Agreement shall not be changed or modified except by written amendments duly agreed between the Parties.

                                   ARTICLE 11
                         APPLICABLE LAW AND JURISDICTION

11.1 This Agreement shall be construed and the legal relations between the Parties hereto shall be determined and governed according to the laws of India.

11.2 That the Civil Courts at Gurgaon and Punjab & Haryana High Court at Chandigarh alone shall have jurisdiction in all matters arising out of and/or concerning this Agreement.

                                   ARTICLE 12
                                   ARBTRATION

12.1 All disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement shall be mutually discussed and settled between the Parties.

12.2 All disputes, difference or disagreement arising out of, in connection with or in relation to this Agreement, which cannot be amicably settled, shall be finally decided by arbitration to be held in accordance with the provisions of the Arbitration and Conciliation Act, 1996. Any arbitration pursuant hereunder shall be a domestic arbitration under the applicable law.

12.3 The venue of arbitration shall be Gurgaon or such other place as may be mutually agreed between the Parties and the language of arbitration shall be English.

12.4 The arbitration shall take place before three arbitrators, one to be appointed by each Party and the Presiding Arbitrator to be appointed by the said two arbitrators, within thirty days of the invocation of the arbitration. The award shall be rendered in English Language.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET THEIR HANDS AND SEAL TO THESE PRESENTS ON THE DAY, MONTH & YEAR FIRST ABOVE WRITTEN IN THE PRESENCE OF THE FOLLOWING WITNESSES:

SIGNED, SEALED & DELIVERED
For & on behalf of

UNISING PROJECTS PVT. LTD.              WITNESS

                                        1.

Authorised Signatory

GREENFEILD ONLINE PVT. LTD.             2.


Authorised Signatory